Exhibit 99.1

FOURTH AMENDMENT
TO THE
BIOSIG TECHNOLOGIES, INC. 2012 EQUITY INCENTIVE PLAN

This FOURTH AMENDMENT TO THE BIOSIG TECHNOLOGIES, INC. 2012 EQUITY INCENTIVE PLAN (this “Amendment”), adopted as of May 22, 2015, subject to stockholder approval, is made and entered into by BioSig Technologies, Inc., a Delaware corporation (the “Company”).  Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the BioSig Technologies, Inc. 2012 Equity Incentive Plan (the “Plan”).

WHEREAS, Section 18 of the Plan provides that the Board of Directors of the Company (the “Board”) may amend the Plan at any time; and

WHEREAS, the Board desires to amend the Plan to revise its definition of “Fair Market Value” of purposes of awards granted pursuant to the Plan, effective as of the date of stockholder approval of the Amendment; provided that, no awards may be issued under the Plan using the amended definition of “Fair Market Value” unless the effective date of grant of such awards are as least ten (10) trading days following the later of the date of stockholder approval of the Amendment and the date the Administrator (as defined in the Plan) irrevocably establishes the period for determining the exercise price for such awards, and any awards issued that are effective prior to such ten (10) trading day period shall be issued using the pre-amended definition of “Fair Market Value”.

NOW, THEREFORE, in accordance with Section 18 of the Plan, the Company hereby amends the Plan, effective as of the date of stockholder approval of this Amendment, as follows:

1.           Section 2(q)(i) of the Plan is amended by deleting said section in its entirety and substituting in lieu thereof the following new Section 2(q)(i):

(i)           If the Common Stock is listed on any established stock exchange or a national market system, including, without limitation, the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the arithmetic mean of the sales prices for such stock (or the closing bids, if no sales were reported) for the ten (10) trading days immediately preceding the day of determination, as quoted on such exchange or system for each such trading day, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

2.           Section 6(e)(i) of the Plan is amended by deleting said section in its entirety and substituting in lieu thereof the following new Section 6(e)(i):

(i)           Exercise Price.  The per Share exercise price for the Shares to be issued pursuant to the exercise of an Option will be determined by the Administrator, but will be no less than one hundred percent (100%) of the Fair Market Value per Share on the effective date of grant of such Option.  At any time the Common Stock is listed on any established stock exchange or a national market system, the period for determining the exercise price for the Shares to be issued pursuant to the exercise of an Option must be irrevocably established at least ten (10) trading days prior to the effective date of grant of such Option and must be determined in accordance with the terms of Section 2(q)(i) of the Plan.  In addition, in the case of an Incentive Stock Option granted to an Employee who owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the effective date of grant.  Notwithstanding the foregoing provisions of this Section 6(e)(i), Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the effective date of grant pursuant to a transaction described in, and in a manner consistent with, Code Section 424(a).

3.            Except as expressly amended by this Amendment, the Plan shall continue in full force and effect in accordance with the provisions thereof.

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IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the date first written above.

BIOSIG TECHNOLOGIES, INC.

By:          /s/ Kenneth L. Londoner
Name:     Kenneth L. Londoner
Title:       Chairman of the Board of Directors

Signature Page to
Fourth Amendment